Exhibit 99.1

FIRST QUARTER 2015

FINANCIAL SUPPLEMENT

If you need further information, please contact:

Aarti Bowman, Investor Relations

901-523-4017

aagoorha@firsthorizon.com

Other Information

This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (“FHN”) most recent press release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.

Use of Non-GAAP Measures

Certain ratios are included in this financial supplement that are non-GAAP, meaning they are not presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. FHN’s management believes such ratios are relevant to understanding the capital position and results of the Company. The non-GAAP ratios presented in this financial supplement are tangible common equity (“TCE”) to tangible assets (“TA”), tangible book value per common share, tier 1 common to risk weighted assets (“RWA”) (for periods prior to first quarter 2015), pre-tax pre-provision net revenue (“PPNR”), net income available to common shareholders excluding litigation charges, and diluted earnings per share (“EPS”) excluding litigation charges. These ratios are reported to FHN’s management and Board of Directors through various internal reports. Additionally, disclosure of non-GAAP capital ratios provides a meaningful base for comparability to other financial institutions as demonstrated by their use by the various banking regulators in reviewing the capital adequacy of financial institutions. Non-GAAP measures are not formally defined by GAAP or codified in currently effective federal banking regulations, and other entities may use calculation methods that differ from those used by FHN. Tier 1 capital is a regulatory term and is generally defined as the sum of core capital (including common equity and instruments that can not be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations. Also a regulatory term, risk weighted assets includes total assets adjusted for credit risk and is used to determine regulatory capital ratios. Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 22 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

FHN PERFORMANCE HIGHLIGHTS

First Quarter 2015 vs. Fourth Quarter 2014

Consolidated

•	Net loss available to common shareholders was $76.7 million, or $.33 loss per diluted share in first quarter, compared to net income of $47.1 million, or $.20 per diluted share in fourth quarter
•	Reached an agreement in principle (“AIP”) with two federal agencies, the Department of Justice (“DOJ”) and the Department of Housing and Urban Development Office of Inspector General (“HUD”), to settle potential claims related to FHN’s underwriting and origination of FHA-insured mortgage loans which resulted in a $162.5 million pre-tax charge to litigation and regulatory matters
•	Excluding the litigation charge net income available to common shareholders would have been $41.8 million, or $.18 per diluted share in first quarter
•	Adopted ASU 2014-01, “Investments – Equity Method and Joint Ventures: Accounting for Investments in Qualified Affordable Housing Projects”. ASU 2014-01 allows for both pre-tax effects and related tax benefits for certain qualified investments in housing projects to be classified within tax expense provided certain technical requirements are met. Historically, such amounts were presented separately within other expense and tax expense. ASU 2014-01 required retrospective application. Accordingly all historical periods presented in this financial supplement have been revised to reflect this adoption
•	Net interest income (“NII”) was $156.9 million in first quarter compared to $159.1 million in fourth quarter; Net interest margin (“NIM”) decreased to 2.74 percent in first quarter from 2.86 percent in prior quarter
•	The decline in NIM was primarily driven by an increase in average excess cash held at the Fed during the quarter
•	Noninterest income (including securities gains) was $129.7 million in first quarter compared to $119.6 million in prior quarter
•	The increase in noninterest income was largely driven by an increase in capital markets fixed income sales revenue
•	Noninterest expense was $376.2 million in first quarter compared to $207.3 million in fourth quarter primarily due to an increase in litigation and regulatory loss accruals
•	Period-end loans grew 3 percent to $16.7 billion in first quarter; average loans were $16.1 billion and $15.9 billion in first and fourth quarters, respectively
•	Period-end core deposits increased to $18.2 billion in first quarter from $17.6 billion in prior quarter; Average core deposits increased 7 percent linked quarter to $17.8 billion in first quarter

Regional Banking

•	Pre-tax income was $73.9 million in first quarter compared to $78.8 million in fourth quarter; pre-tax, pre-provision net revenue was $78.8 million and $84.3 million in first and fourth quarters, respectively
•	Average loans increased 3 percent, or $383.6 million to $13.5 billion in first quarter primarily driven by higher balances of commercial loans including loans to mortgage companies and asset based lending; period-end loans increased 5 percent to $14.2 billion
•	Average core deposits increased 6 percent to $16.3 billion in first quarter from $15.3 billion in fourth quarter; period-end core deposits increased 6 percent linked quarter to $16.8 billion
•	Increase in average core deposits was largely driven by timing of commercial customer deposits, a new product offering, and a seasonal increase in public funds
•	Increase in period-end core deposits was largely driven by a new product offering which resulted in a shift in funding mix
•	NII was $154.4 million in first quarter compared to $157.6 million in fourth quarter; NIM decreased to 4.68 percent in first quarter from 4.78 percent in fourth quarter
•	The decrease in NII was primarily attributable to fewer days in first quarter compared to fourth quarter and lower loan fees relative to the prior quarter, which were somewhat offset by higher commercial loan balances
•	The decline in NIM was largely driven by the continuing impact of low rates and a decrease in commercial loan fees relative to fourth quarter
•	Provision for loan losses was $4.9 million in first quarter compared to $5.6 million in prior quarter
•	Noninterest income was $60.2 million in first quarter compared to $64.3 million in fourth quarter
•	Deposit fee income decreased primarily due to seasonality in non-sufficient funds (“NSF”) fee structure
•	Noninterest expense decreased to $135.8 million in first quarter from $137.5 million in prior quarter

Capital Markets

•	Pre-tax income increased to $11.2 million in first quarter from $6.0 million in fourth quarter
•	Fixed income revenue increased 37 percent to $53.5 million in first quarter from $39.0 million in fourth quarter
•	Fixed income average daily revenue (“ADR”) was $877 thousand in first quarter, up from $630 thousand in fourth quarter
•	Noninterest expense was $54.7 million in first quarter compared to $46.2 million in the prior quarter
•	The increase was primarily due to an increase in variable compensation costs and the seasonal first quarter FICA reset

Corporate

•	Pre-tax loss was $24.9 million in first quarter compared to a loss of $27.7 million in prior quarter
•	NII was negative $16.1 million in first quarter compared to negative $18.0 million in fourth quarter
•	Estimated effective duration of the securities portfolio was 2.5 years in first quarter compared to 3.0 years in fourth quarter
•	Estimated modified duration of the securities portfolio was 3.6 years in first quarter compared to 3.7 years in prior quarter
•	Noninterest income increased to $5.4 million in first quarter from $4.4 million in fourth quarter
•	Increase primarily relates to higher deferred compensation income driven by market conditions; changes in deferred compensation income are mirrored by changes in deferred compensation expense
•	Noninterest expense was relatively flat at $14.2 million in first quarter

FHN PERFORMANCE HIGHLIGHTS (continued)

First Quarter 2015 vs. Fourth Quarter 2014 (continued)

Non-Strategic

•	Pre-tax loss was $154.9 million in first quarter compared to pre-tax income of $8.3 million in fourth quarter
•	Noninterest expense increased to $171.6 million in first quarter from $9.5 million in fourth quarter
•	The increase was driven by $162.5 million of net loss accruals recognized in first quarter related to the AIP entered into to settle potential claims related to FHN’s underwriting and origination of FHA-insured mortgage loans
•	NII was $14.2 million in first quarter compared to $15.9 million in fourth quarter due to continued run-off of the non-strategic loan portfolios
•	Noninterest income was relatively flat at $2.5 million in first quarter

Asset Quality

•	Allowance for loan losses declined to $228.3 million in first quarter from $232.4 million in fourth quarter; the allowance to loans ratio was 136 basis points in first quarter compared to 143 basis points in fourth quarter
•	The decline in the allowance was primarily driven by a $4.2 million reduction of non-strategic consumer real estate reserves
•	Net charge-offs (“NCOs”) were $9.1 million in first quarter compared to $12.2 million in fourth quarter; annualized net charge-offs decreased to 23 basis points of average loans in first quarter from 30 basis points in prior quarter
•	Total commercial net charge-offs decreased to $1.7 million in the first quarter from $2.9 million in fourth quarter; total consumer net charge-offs decreased $1.8 million from the prior quarter
•	Nonperforming loans (“NPLs”) in the portfolio declined to $200.2 million in the first quarter from $203.4 million in fourth quarter
•	Nonperforming assets (“NPAs”), including loans held-for-sale, decreased to $236.8 million in first quarter from $241.5 million in the prior quarter
•	Decrease due to declines in both nonperforming loans and foreclosed assets
•	Total 30+ delinquencies increased to $78.0 million in first quarter compared to $75.8 million in prior quarter
•	Commercial delinquencies increased by $5.4 million, driven by a $2.7 million increase in regional bank C&I and a $2.5 million increase in regional bank commercial real estate which was driven by one relationship. The past due commercial real estate relationship is now current.
•	Consumer delinquencies declined by $3.2 million and was primarily driven by improvement in consumer real estate which more than offset an increase in permanent mortgage delinquencies
•	Troubled debt restructurings (“TDRs”) decreased to $395.8 million in first quarter from $411.3 million in prior quarter

Taxes

•	The effective tax rates for first quarter and fourth quarter were 23.52 percent and 20.97 percent, respectively. The rates reflect the favorable effect on the tax rate from permanent benefits. The rates are not comparable because of the different levels of pre-tax income
•	Permanent benefits primarily consist of: life insurance, tax-exempt income, and tax credit investments
•	The amortization of qualified tax credit investments is included in the effective tax rate for each period, under ASU 2014-01, which reduces the effective tax rate benefit from the credits
•	A reversal of the capital loss and the state NOL deferred tax valuation allowances lowered the rate in fourth quarter. The rate for fourth quarter was also reduced by discrete tax benefits realized during that period.

Capital and Liquidity

•	Paid $0.06 per common share quarterly dividend on April 1, 2015
•	Paid preferred quarterly dividend of $1.6 million on April 10, 2015
•	Repurchased shares costing $15.8 million in first quarter under the $100 million share repurchase program announced in January 2014
•	Cumulative shares repurchased since the program’s inception are $54.3 million with a volume weighted average price of $12.79 per share (before $.02 per share broker commission)
•	Capital ratios (regulatory capital ratios estimated based on period-end balances under the new Basel III risk-based capital rules as phased in)
•	7.57 percent for tangible common equity to tangible assets
•	10.26 percent for Common Equity Tier 1
•	11.79 percent for Tier 1
•	14.00 percent for Total Capital
•	9.59 percent for Leverage

FHN CONSOLIDATED INCOME STATEMENT

Quarterly, Unaudited

						1Q15 Changes vs.
(Dollars in thousands, except per share data)	1Q15	4Q14	3Q14	2Q14	1Q14	4Q14	1Q14

Interest income	$178,068	$179,448	$178,858	$177,359	$173,584	(1)%	3%
Less: interest expense	21,202	20,398	19,317	20,591	21,225	4%	*
Net interest income	156,866	159,050	159,541	156,768	152,359	(1)%	3%
Provision for loan losses	5,000	6,000	6,000	5,000	10,000	(17)%	(50)%
Net interest income after provision for loan losses	151,866	153,050	153,541	151,768	142,359	(1)%	7%
Noninterest income:
Capital markets	61,619	48,486	47,589	47,680	56,840	27%	8%
Deposit transactions and cash management	26,551	29,038	28,546	27,911	26,456	(9)%	*
Brokerage, management fees and commissions	11,399	11,647	12,333	12,843	12,276	(2)%	(7)%
Mortgage banking (a)	1,584	1,808	41,559	8,861	19,029	(12)%	(92)%
Trust services and investment management	6,698	6,945	6,779	7,309	6,744	(4)%	(1)%
Bankcard income (b)	5,186	5,737	5,521	7,919	4,520	(10)%	15%
Bank-owned life insurance (c)	3,462	3,503	3,547	3,312	6,032	(1)%	(43)%
Other service charges	2,848	2,830	3,064	3,143	2,845	1%	*
Insurance commissions	596	616	593	611	437	(3)%	36%
Securities gains/(losses), net	276	-	(862)	(1,923)	5,657	NM	(95)%
Other (d)	9,470	8,988	9,146	9,235	4,894	5%	94%
Total noninterest income	129,689	119,598	157,815	126,901	145,730	8%	(11)%
Adjusted gross income after provision for loan losses	281,555	272,648	311,356	278,669	288,089	3%	(2)%
Noninterest expense:
Employee compensation, incentives, and benefits	131,444	118,529	120,742	119,659	119,229	11%	10%
Repurchase and foreclosure provision (e)	-	-	(4,300)	-	-	NM	NM
Legal and professional fees (f)	7,257	12,552	10,463	6,151	15,039	(42)%	(52)%
Occupancy (g)	12,218	12,077	12,405	11,944	17,592	1%	(31)%
Computer software	10,942	10,574	10,614	11,087	10,656	3%	3%
Contract employment and outsourcing	4,584	4,578	5,199	5,318	4,325	*	6%
Operations services	9,337	8,417	9,044	8,804	8,982	11%	4%
Equipment rentals, depreciation, and maintenance	7,220	7,523	7,150	7,442	7,849	(4)%	(8)%
FDIC premium expense (h)	3,448	2,881	3,456	1,136	3,991	20%	(14)%
Advertising and public relations	4,733	4,077	4,386	4,312	5,908	16%	(20)%
Communications and courier	3,876	4,274	3,628	3,948	4,224	(9)%	(8)%
Foreclosed real estate	(131)	492	788	439	784	NM	NM
Amortization of intangible assets	1,298	1,225	982	981	982	6%	32%
Other (d)	179,995	20,110	59,459	(18,059)	18,483	NM	NM
Total noninterest expense	376,221	207,309	244,016	163,162	218,044	81%	73%
Income/(loss) before income taxes	(94,666)	65,339	67,340	115,507	70,045	NM	NM
Provision/(benefit) for income taxes	(22,261)	13,699	16,842	33,578	20,066	NM	NM
Net income/(loss)	(72,405)	51,640	50,498	81,929	49,979	NM	NM
Net income attributable to noncontrolling interest	2,758	2,980	2,875	2,859	2,813	(7)%	(2)%
Net income/(loss) attributable to controlling interest	(75,163)	48,660	47,623	79,070	47,166	NM	NM
Preferred stock dividends	1,550	1,550	1,550	1,550	1,550	*	*
Net income/(loss) available to common shareholders	$(76,713)	$47,110	$46,073	$77,520	$45,616	NM	NM
Common Stock Data
EPS	$(0.33)	$0.20	$0.20	$0.33	$0.19	NM	NM
Shares (thousands)(i)	232,816	233,693	235,329	235,797	235,183	*	(1)%
Diluted EPS	$(0.33)	$0.20	$0.19	$0.33	$0.19	NM	NM
Diluted shares (thousands)	232,816	235,448	236,862	237,250	237,401	(1)%	(2)%
Key Ratios & Other
Return on average assets (annualized) (j)	(1.15)%	0.83%	0.84%	1.39%	0.85%
Return on average common equity (annualized) (j)	(14.04)%	8.26%	8.14%	14.30%	8.63%
Fee income to total revenue (j)	45.21%	42.92%	49.86%	45.11%	47.90%
Efficiency ratio (j)	NM	74.40%	76.68%	57.13%	74.56%
Full time equivalent employees	4,226	4,250	4,193	4,216	4,251

Certain previously reported amounts have been reclassified to agree with current presentation.

NM - Not meaningful

* Amount is less than one percent.

(a)	3Q14 includes a $39.7 million gain on the sales of mortgage loans HFS; 2Q14 includes an $8.2 million positive fair value adjustment to the held-for-sale portfolio; 1Q14 includes the receipt of previously unrecognized servicing fees in conjunction with transfers of servicing in 1Q14.
(b)	2Q14 includes $2.8 million of Visa volume incentives.
(c)	1Q14 includes $2.8 million of policy benefits received.
(d)	Refer to the Other Income and Other Expense table on page 7 for additional information.
(e)	3Q14 expense reversal associated with the settlement of certain repurchase claims.
(f)	2Q14 includes an $8.5 million expense reversal related to agreements with insurance companies for the recovery of Sentinel legal expenses.
(g)	1Q14 includes $4.6 million of lease abandonment expense.
(h)	2Q14 includes the effect of $3.3 million of FDIC premium refunds.
(i)	1Q15, 4Q14 and 3Q14 decreases primarily relate to shares purchased under the share repurchase program.
(j)	See Glossary of Terms for definitions of Key Ratios.

FHN OTHER INCOME AND OTHER EXPENSE

Quarterly, Unaudited

						1Q15 Changes vs.
(Thousands)	1Q15	4Q14	3Q14	2Q14	1Q14	4Q14	1Q14

Other Income
ATM and interchange fees	$2,761	$2,961	$2,739	$2,746	$2,497	(7)%	11%
Electronic banking fees	1,428	1,561	1,560	1,535	1,534	(9)%	(7)%
Letter of credit fees	1,123	1,111	917	1,173	1,663	1%	(32)%
Deferred compensation (a)	1,033	242	(41)	1,184	657	NM	57%
Gain /(loss) on extinguishment of debt (b)	-	184	-	-	(4,350)	NM	NM
Other	3,125	2,929	3,971	2,597	2,893	7%	8%
Total	$9,470	$8,988	$9,146	$9,235	$4,894	5%	94%

Other Expense
Litigation and regulatory matters (c)	$162,500	$-	$35,390	$(38,200)	$90	NM	NM
Other insurance and taxes	3,329	2,722	3,909	3,209	3,060	22%	9%
Tax credit investments (d)	395	589	311	862	325	(33)%	22%
Travel and entertainment	1,614	2,462	2,164	2,645	1,824	(34)%	(12)%
Employee training and dues	1,132	1,258	1,194	1,200	866	(10)%	31%
Customer relations	1,314	1,397	1,406	1,680	1,243	(6)%	6%
Miscellaneous loan costs	361	540	597	839	714	(33)%	(49)%
Supplies	927	1,046	779	804	1,116	(11)%	(17)%
Other (e)	8,423	10,096	13,709	8,902	9,245	(17)%	(9)%
Total	$179,995	$20,110	$59,459	$(18,059)	$18,483	NM	NM

Certain previously reported amounts have been reclassified to agree with current presentation.

NM - Not meaningful

(a)	Amounts driven by market conditions and are mirrored by changes in deferred compensation expense which is included in employee compensation expense.
(b)	1Q14 loss associated with the collapse of two HELOC securitization trusts.
(c)	1Q15 loss accruals relate to an AIP to settle potential claims related to FHN’s underwriting and origination of FHA-insured mortgage loans; 3Q14 includes $50.0 million of loss accruals related to legal matters, partially offset by $15.0 million of expense reversals associated with agreements with insurance companies for the recovery of expenses FHN incurred related to litigation losses in previous periods; 2Q14 includes $38.6 million expense recovery related to the Sentinel litigation matter which was settled in 2011.
(d)	Represents new market and historic tax credits and affordable housing projects which do not qualify for accounting changes allowed under ASU 2014-01. All historical periods have been revised.
(e)	3Q14 and 1Q14 include $3.2 million and $2.3 million, respectively, of negative valuation adjustments associated with derivatives related to prior sales of Visa Class B shares.

FHN CONSOLIDATED PERIOD-END BALANCE SHEET

Quarterly, Unaudited

						1Q15 Changes vs.
(Thousands)	1Q15	4Q14	3Q14	2Q14	1Q14	4Q14	1Q14

Assets:
Investment securities	$3,676,630	$3,560,905	$3,538,957	$3,580,821	$3,575,453	3%	3%
Loans held-for-sale (a)	133,958	141,285	151,915	358,945	361,359	(5)%	(63)%
Loans, net of unearned income	16,732,123	16,230,166	15,812,017	15,795,709	15,119,461	3%	11%
Federal funds sold	43,052	63,080	55,242	51,537	16,555	(32)%	NM
Securities purchased under agreements to resell	831,541	659,154	561,802	624,477	605,276	26%	37%
Interest-bearing cash (b)	438,633	1,621,967	275,485	255,920	685,540	(73)%	(36)%
Trading securities	1,532,463	1,194,391	1,338,022	1,150,280	1,194,749	28%	28%
Total earning assets	23,388,400	23,470,948	21,733,440	21,817,689	21,558,393	*	8%
Cash and due from banks	282,800	349,171	292,687	417,108	450,270	(19)%	(37)%
Capital markets receivables (c)	190,662	42,488	197,507	174,224	51,082	NM	NM
Goodwill (d)	145,932	145,932	141,943	141,943	141,943	*	3%
Other intangible assets, net (d)	28,220	29,518	19,044	20,025	21,007	(4)%	34%
Premises and equipment, net (d)	301,069	302,996	295,833	300,533	299,183	(1)%	1%
Real estate acquired by foreclosure	39,776	39,922	47,996	57,552	66,035	*	(40)%
Allowance for loan losses	(228,328)	(232,448)	(238,641)	(243,628)	(247,246)	(2)%	(8)%
Derivative assets	148,153	134,088	137,742	162,067	166,465	10%	(11)%
Other assets	1,419,204	1,385,572	1,358,140	1,377,019	1,438,984	2%	(1)%
Total assets	$25,715,888	$25,668,187	$23,985,691	$24,224,532	$23,946,116	*	7%

Liabilities and Equity:
Deposits:
Savings	$7,428,000	$7,455,354	$6,371,156	$6,317,197	$6,630,142	*	12%
Other interest-bearing deposits	4,939,240	4,140,991	3,955,152	4,014,071	4,071,699	19%	21%
Time deposits	792,914	831,666	767,699	808,822	898,223	(5)%	(12)%
Total interest-bearing core deposits	13,160,154	12,428,011	11,094,007	11,140,090	11,600,064	6%	13%
Noninterest-bearing deposits	5,060,897	5,195,656	4,603,826	4,513,800	4,534,245	(3)%	12%
Total core deposits (e)	18,221,051	17,623,667	15,697,833	15,653,890	16,134,309	3%	13%
Certificates of deposit $100,000 and more	417,503	445,272	446,938	503,597	538,434	(6)%	(22)%
Total deposits	18,638,554	18,068,939	16,144,771	16,157,487	16,672,743	3%	12%
Federal funds purchased	703,352	1,037,052	928,159	947,946	1,135,665	(32)%	(38)%
Securities sold under agreements to repurchase	309,297	562,214	479,384	475,530	411,795	(45)%	(25)%
Trading liabilities	813,141	594,314	532,234	706,119	667,257	37%	22%
Other short-term borrowings (f)	158,745	157,218	790,080	1,073,250	204,023	1%	(22)%
Term borrowings (g)	1,573,215	1,880,105	1,491,138	1,501,209	1,507,048	(16)%	4%
Capital markets payables (c)	91,176	18,157	329,960	95,299	39,510	NM	NM
Derivative liabilities	133,273	119,239	123,442	138,336	137,863	12%	(3)%
Other liabilities	795,878	649,359	551,615	507,894	628,420	23%	27%
Total liabilities	23,216,631	23,086,597	21,370,783	21,603,070	21,404,324	1%	8%
Equity:
Common stock (h)	145,937	146,387	147,030	148,217	147,866	*	(1)%
Capital surplus (h)	1,370,711	1,380,809	1,390,081	1,416,012	1,417,170	(1)%	(3)%
Undivided profits	760,713	851,585	819,577	788,289	725,820	(11)%	5%
Accumulated other comprehensive loss, net	(169,159)	(188,246)	(132,835)	(122,111)	(140,119)	(10)%	21%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (i)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	2,499,257	2,581,590	2,614,908	2,621,462	2,541,792	(3)%	(2)%
Total liabilities and equity	$25,715,888	$25,668,187	$23,985,691	$24,224,532	$23,946,116	*	7%

Certain previously reported amounts have been reclassified to agree with current presentation.

NM - Not meaningful

* Amount is less than one percent.

(a)	3Q14 decrease related to the sale of mortgage loans HFS.
(b)	Includes excess balances held at Fed. 4Q14 increase driven by inflow of customer deposits and proceeds from the issuance of senior notes.
(c)	Period-end balances fluctuate based on the level of pending unsettled trades.
(d)	4Q14 increase related to the acquisition of bank branches.
(e)	1Q15 average core deposits were $17.8 billion.
(f)	3Q14 and 2Q14 include increased FHLB borrowings as a result of loan growth and deposit fluctuations.
(g)	In 1Q15 $304 million of FTBNA subordinated notes matured. In 4Q14 FTBNA issued $400 million of senior bank notes.
(h)	1Q15, 4Q14 and 3Q14 decreases relate to shares purchased under the share repurchase program.
(i)	Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED AVERAGE BALANCE SHEET

Quarterly, Unaudited

						1Q15 Changes vs.
(Thousands)	1Q15	4Q14	3Q14	2Q14	1Q14	4Q14	1Q14

Assets:
Earning assets:
Loans, net of unearned income:
Commercial, financial, and industrial (C&I)	$8,965,657	$8,584,065	$8,395,553	$7,994,788	$7,639,584	4%	17%
Commercial real estate	1,290,246	1,287,816	1,260,715	1,203,631	1,139,749	*	13%
Consumer real estate	4,988,532	5,087,104	5,173,088	5,230,107	5,305,596	(2)%	(6)%
Permanent mortgage	526,616	552,065	581,876	607,296	637,642	(5)%	(17)%
Credit card and other	351,503	357,321	352,133	345,748	336,454	(2)%	4%
Total loans, net of unearned income (a)	16,122,554	15,868,371	15,763,365	15,381,570	15,059,025	2%	7%
Loans held-for-sale (b)	138,373	144,061	318,743	355,822	367,899	(4)%	(62)%
Investment securities:
U.S. treasuries	100	100	26,764	39,995	41,828	*	NM
U.S. government agencies	3,391,297	3,363,053	3,345,739	3,330,598	3,222,642	1%	5%
States and municipalities	14,410	14,493	17,458	19,430	19,425	(1)%	(26)%
Other	181,858	181,806	184,934	189,449	211,891	*	(14)%
Total investment securities	3,587,665	3,559,452	3,574,895	3,579,472	3,495,786	1%	3%
Trading securities	1,371,514	1,182,762	1,060,123	1,118,425	1,108,747	16%	24%
Other earning assets:
Federal funds sold	23,710	26,543	37,274	29,490	21,615	(11)%	10%
Securities purchased under agreements to resell	777,989	672,764	644,022	664,194	622,466	16%	25%
Interest-bearing cash (c)	1,451,826	1,011,983	288,192	363,674	972,537	43%	49%
Total other earning assets	2,253,525	1,711,290	969,488	1,057,358	1,616,618	32%	39%
Total earning assets	23,473,631	22,465,936	21,686,614	21,492,647	21,648,075	4%	8%
Allowance for loan losses	(232,655)	(238,850)	(240,433)	(246,779)	(249,733)	(3)%	(7)%
Cash and due from banks	342,512	341,338	321,427	308,890	336,543	*	2%
Capital markets receivables	48,937	63,384	55,937	46,864	54,654	(23)%	(10)%
Premises and equipment, net	301,989	301,512	297,636	299,899	301,065	*	*
Derivative assets	139,086	141,146	154,988	165,684	181,586	(1)%	(23)%
Other assets	1,571,104	1,538,612	1,525,659	1,582,789	1,643,095	2%	(4)%
Total assets	$25,644,604	$24,613,078	$23,801,828	$23,649,994	$23,915,285	4%	7%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Savings	$7,377,045	$6,929,750	$6,327,556	$6,427,265	$6,683,749	6%	10%
Other interest-bearing deposits	4,483,907	3,895,022	3,697,854	3,779,293	3,830,839	15%	17%
Time deposits	812,749	830,412	785,154	859,551	924,025	(2)%	(12)%
Total interest-bearing core deposits	12,673,701	11,655,184	10,810,564	11,066,109	11,438,613	9%	11%
Certificates of deposit $100,000 and more	423,480	451,669	464,792	512,527	545,845	(6)%	(22)%
Federal funds purchased	1,079,531	1,137,909	1,028,852	1,080,347	1,161,594	(5)%	(7)%
Securities sold under agreements to repurchase	474,448	471,712	406,219	458,608	454,937	1%	4%
Capital markets trading liabilities	728,553	634,375	621,880	671,930	607,114	15%	20%
Other short-term borrowings (d)	165,408	302,353	1,093,014	540,389	184,721	(45)%	(10)%
Term borrowings (e)	1,621,983	1,664,924	1,499,959	1,505,860	1,702,107	(3)%	(5)%
Total interest-bearing liabilities	17,167,104	16,318,126	15,925,280	15,835,770	16,094,931	5%	7%
Noninterest-bearing deposits	5,098,361	4,974,748	4,602,292	4,547,838	4,536,080	2%	12%
Capital markets payables	34,800	40,273	36,762	34,293	33,144	(14)%	5%
Derivative liabilities	124,305	124,530	130,997	138,282	152,596	*	(19)%
Other liabilities	612,513	502,641	470,520	528,531	563,824	22%	9%
Total liabilities	23,037,083	21,960,318	21,165,851	21,084,714	21,380,575	5%	8%
Equity:
Common stock (f)	146,225	146,789	147,820	148,085	147,751	*	(1)%
Capital surplus	1,377,178	1,387,116	1,408,682	1,416,811	1,417,642	(1)%	(3)%
Undivided profits	868,605	847,687	814,300	740,313	713,425	2%	22%
Accumulated other comprehensive loss, net	(175,542)	(119,887)	(125,880)	(130,984)	(135,163)	46%	30%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (g)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	2,607,521	2,652,760	2,635,977	2,565,280	2,534,710	(2)%	3%
Total liabilities and equity	$25,644,604	$24,613,078	$23,801,828	$23,649,994	$23,915,285	4%	7%

Certain previously reported amounts have been reclassified to agree with current presentation.

NM - Not meaningful

*	Amount is less than one percent.
(a)	Includes loans on nonaccrual status.
(b)	4Q14 decrease related to the sale of mortgage loans HFS in third quarter.
(c)	Includes excess balances held at Fed. 1Q15 and 4Q14 increase driven by inflow of customer deposits and proceeds from the issuance of senior notes in fourth quarter.
(d)	3Q14 and 2Q14 include increased FHLB borrowings as a result of loan growth and deposit fluctuations.
(e)	In 1Q15 $304 million of FTBNA subordinated notes matured. In 4Q14 FTBNA issued $400 million of senior bank notes. In 1Q14 FHN resolved the collateralized borrowings for three previously on-balance sheet consumer loan securitizations.
(f)	1Q15, 4Q14 and 3Q14 decreases relate to shares repurchased under the share repurchase program.
(g)	Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED NET INTEREST INCOME (a)

Quarterly, Unaudited

						1Q15 Changes vs.
(Thousands)	1Q15	4Q14	3Q14	2Q14	1Q14	4Q14	1Q14

Interest Income:
Loans, net of unearned income (b)	$146,192	$148,078	$146,931	$144,975	$140,487	(1)%	4%
Loans held-for-sale	1,491	1,483	3,263	3,209	3,215	1%	(54)%
Investment securities:
U.S. treasuries	-	-	5	7	5	NM	NM
U.S. government agencies	20,955	21,317	21,376	21,530	20,837	(2)%	1%
States and municipalities	125	159	109	97	117	(21)%	7%
Other	1,876	1,875	1,866	2,103	2,281	*	(18)%
Total investment securities	22,956	23,351	23,356	23,737	23,240	(2)%	(1)%
Trading securities	9,281	8,701	7,944	7,839	8,222	7%	13%
Other earning assets:
Federal funds sold	57	69	92	73	53	(17)%	8%
Securities purchased under agreements to resell (c)	(252)	(217)	(363)	(218)	(192)	(16)%	(31)%
Interest-bearing cash	874	611	134	182	546	43%	60%
Total other earning assets	679	463	(137)	37	407	47%	67%
Interest income	$180,599	$182,076	$181,357	$179,797	$175,571	(1)%	3%

Interest Expense:
Interest-bearing deposits:
Savings	$3,307	$3,087	$2,600	$2,792	$3,083	7%	7%
Other interest-bearing deposits	957	760	754	746	818	26%	17%
Time deposits (d)	1,432	1,742	1,786	2,486	3,062	(18)%	(53)%
Total interest-bearing core deposits	5,696	5,589	5,140	6,024	6,963	2%	(18)%
Certificates of deposit $100,000 and more (e)	882	513	685	869	1,023	72%	(14)%
Federal funds purchased	673	729	654	683	726	(8)%	(7)%
Securities sold under agreements to repurchase	95	83	63	109	118	14%	(19)%
Capital markets trading liabilities	3,914	3,950	3,782	4,087	3,571	(1)%	10%
Other short-term borrowings	278	388	548	403	261	(28)%	7%
Term borrowings (f)	9,664	9,146	8,445	8,416	8,563	6%	13%
Interest expense	21,202	20,398	19,317	20,591	21,225	4%	*
Net interest income - tax equivalent basis	159,397	161,678	162,040	159,206	154,346	(1)%	3%
Fully taxable equivalent adjustment	(2,531)	(2,628)	(2,499)	(2,438)	(1,987)	4%	(27)%
Net interest income	$156,866	$159,050	$159,541	$156,768	$152,359	(1)%	3%

NM - Not meaningful

* Amount is less than one percent.

(a)	Net interest income adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 35 percent and, where applicable, state income taxes.
(b)	Includes interest on loans in nonaccrual status.
(c)	Driven by negative market rates on reverse repurchase agreements.
(d)	1Q15 includes the effect of amortizing the premium valuation adjustment for acquired time deposits related to branch acquisitions.
(e)	Prior to 1Q15 includes the effect of amortizing the premium valuation adjustment for acquired time deposits related to acquisitions.
(f)	4Q14 increase related to the issuance of $400 million of senior notes.

FHN CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES

Quarterly, Unaudited

	1Q15	4Q14	3Q14	2Q14	1Q14

Assets:
Earning assets (a):
Loans, net of unearned income (b):
Commercial loans	3.50%	3.55%	3.51%	3.59%	3.60%
Retail loans	3.96	3.97	4.01	4.06	4.01
Total loans, net of unearned income (c)	3.67	3.71	3.70	3.78	3.77
Loans held-for-sale	4.31	4.12	4.09	3.61	3.50
Investment securities:
U.S. treasuries	NM	NM	0.07	0.07	0.05
U.S. government agencies	2.47	2.54	2.56	2.59	2.59
States and municipalities	3.46	4.38	2.50	1.99	2.41
Other	4.13	4.13	4.04	4.44	4.31
Total investment securities	2.56	2.62	2.61	2.65	2.66
Trading securities	2.71	2.94	3.00	2.80	2.97
Other earning assets:
Federal funds sold	0.97	1.02	0.98	1.00	0.99
Securities purchased under agreements to resell (d)	(0.13)	(0.13)	(0.22)	(0.13)	(0.13)
Interest-bearing cash	0.24	0.24	0.19	0.20	0.23
Total other earning assets	0.12	0.11	(0.06)	0.01	0.10
Interest income/total earning assets	3.11%	3.22%	3.33%	3.35%	3.27%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Savings	0.18%	0.18%	0.16%	0.17%	0.19%
Other interest-bearing deposits	0.09	0.08	0.08	0.08	0.09
Time deposits(e)	0.71	0.83	0.90	1.16	1.34
Total interest-bearing core deposits	0.18	0.19	0.19	0.22	0.25
Certificates of deposit $100,000 and more (f)	0.84	0.45	0.59	0.68	0.76
Federal funds purchased	0.25	0.25	0.25	0.25	0.25
Securities sold under agreements to repurchase	0.08	0.07	0.06	0.10	0.11
Capital markets trading liabilities	2.18	2.47	2.41	2.44	2.39
Other short-term borrowings	0.68	0.51	0.20	0.30	0.57
Term borrowings (g)	2.39	2.20	2.25	2.24	2.01
Interest expense/total interest-bearing liabilities	0.50	0.50	0.48	0.52	0.53
Net interest spread	2.61%	2.72%	2.85%	2.83%	2.74%
Effect of interest-free sources used to fund earning assets	0.13	0.14	0.12	0.14	0.14
Net interest margin	2.74%	2.86%	2.97%	2.97%	2.88%

Yields are adjusted to a FTE basis assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.

NM - Not meaningful

(a)	Earning assets yields are expressed net of unearned income.
(b)	Includes loan fees and cash basis interest income.
(c)	Includes loans on nonaccrual status.
(d)	Driven by negative market rates on reverse repurchase agreements.
(e)	1Q15 rate includes the effect of amortizing the premium valuation adjustment for acquired time deposits related to branch acquisitions.
(f)	Rates prior to 1Q15 include the effect of amortizing the premium valuation adjustment for acquired time deposits related to acquisitions.
(g)	Rates are expressed net of unamortized debenture cost for term borrowings.

FHN CAPITAL HIGHLIGHTS

Quarterly, Unaudited

						1Q15 Changes vs.
(Dollars and shares in thousands)	1Q15	4Q14	3Q14	2Q14	1Q14	4Q14	1Q14

Common equity tier 1 capital (a) (c)	2,133,336	N/A	N/A	N/A	N/A	NM	NM
Tier 1 capital (a) (b) (c)	2,452,075	$2,813,503	$2,783,147	$2,751,933	$2,666,486	(13)%	(8)%

Total capital (a) (d)	2,912,360	$3,148,336	$3,121,359	$3,092,212	$3,048,105	(7)%	(4)%
Risk-weighted assets (“RWA”) (a)	20,795,400	$19,452,656	$19,238,109	$19,400,096	$18,694,719	7%	11%
Average assets for leverage (a) (c)	25,569,095	$24,625,820	$23,748,667	$23,579,425	$23,828,049	4%	7%

Common equity tier 1 ratio (a) (c)	10.26%	N/A	N/A	N/A	N/A
Tier 1 ratio (a) (c)	11.79%	14.46%	14.47%	14.19%	14.26%
Total capital ratio (a)	14.00%	16.18%	16.22%	15.94%	16.30%
Leverage ratio (a)	9.59%	11.43%	11.72%	11.67%	11.19%

Tier 1 common to risk-weighted assets (c) (e)	N/A	11.43%	11.40%	11.14%	11.10%
Total equity to total assets	9.72%	10.06%	10.90%	10.82%	10.61%
Tangible common equity/tangible assets (“TCE/TA”) (e)	7.57%	7.90%	8.66%	8.60%	8.36%
Period-end shares outstanding (f)	233,499	234,220	235,249	237,147	236,586	*	(1) %
Cash dividends declared per common share	$0.06	$0.05	$0.05	$0.05	$0.05	20%	20%
Book value per common share	$9.03	$9.35	$9.45	$9.41	$9.09
Tangible book value per common share (e)	$8.28	$8.60	$8.77	$8.72	$8.40
Market capitalization (millions)	$3,336.7	$3,180.7	$2,888.9	$2,812.6	$2,919.5

Certain previously reported amounts have been reclassified to agree with current presentation.

*	Amount is less than one percent.
(a)	Current quarter is an estimate and reflects revisions to regulatory capital definitions under the new Basel III risk-based capital rules as phased-in.
(b)	1Q15 includes $50 million of Tier 1 qualifying trust preferred securities. All periods in 2014 include $200 million of Tier 1 qualifying trust preferred securities.
(c)	See Glossary of Terms for definition of ratio.
(d)	1Q15 includes $150 million of Tier 2 qualifying trust preferred which are excluded from Tier 1 under Basel III.
(e)	Refer to the Non-GAAP to GAAP reconciliation on page 22 of this financial supplement.
(f)	1Q15, 4Q14 and 3Q14 decreases relate to shares purchased under the share repurchase program.

FHN BUSINESS SEGMENT HIGHLIGHTS

Quarterly, Unaudited

						1Q15 Changes vs.
(Thousands)	1Q15	4Q14	3Q14	2Q14	1Q14	4Q14	1Q14

Regional Banking
Net interest income	$154,409	$157,557	$153,868	$148,675	$142,026	(2)%	9%
Noninterest income	60,204	64,331	64,155	66,227	59,992	(6)%	*
Total revenues	214,613	221,888	218,023	214,902	202,018	(3)%	6%
Provision for loan losses	4,915	5,568	2,204	8,425	12,990	(12)%	(62)%
Noninterest expense	135,780	137,546	135,903	132,996	132,543	(1)%	2%
Income before income taxes	73,918	78,774	79,916	73,481	56,485	(6)%	31%
Provision for income taxes	26,381	28,057	28,561	26,070	20,083	(6)%	31%
Net income	$47,537	$50,717	$51,355	$47,411	$36,402	(6)%	31%

Capital Markets
Net interest income	$4,323	$3,675	$2,950	$2,587	$3,476	18%	24%
Noninterest income	61,565	48,506	49,896	47,564	56,759	27%	8%
Total revenues	65,888	52,181	52,846	50,151	60,235	26%	9%
Noninterest expense (a)	54,683	46,218	47,915	116	52,598	18%	4%
Income before income taxes	11,205	5,963	4,931	50,035	7,637	88%	47%
Provision for income taxes	4,167	2,059	1,696	19,143	2,843	NM	47%
Net income	$7,038	$3,904	$3,235	$30,892	$4,794	80%	47%

Corporate
Net interest income/(expense)	$(16,084)	$(18,038)	$(14,246)	$(11,968)	$(9,923)	11%	(62)%
Noninterest income	5,385	4,400	4,139	5,215	13,215	22%	(59)%
Total revenues	(10,699)	(13,638)	(10,107)	(6,753)	3,292	22%	NM
Noninterest expense	14,169	14,017	16,511	13,532	17,327	1%	(18)%
Loss before income taxes	(24,868)	(27,655)	(26,618)	(20,285)	(14,035)	10%	(77)%
Benefit for income taxes	(11,640)	(19,601)	(16,928)	(16,369)	(10,628)	41%	(10)%
Net loss	$(13,228)	$(8,054)	$(9,690)	$(3,916)	$(3,407)	(64)%	NM

Non-Strategic
Net interest income	$14,218	$15,856	$16,969	$17,474	$16,780	(10)%	(15)%
Noninterest income (b)	2,535	2,361	39,625	7,895	15,764	7%	(84)%
Total revenues	16,753	18,217	56,594	25,369	32,544	(8)%	(49)%
Provision/(provision credit) for loan losses	85	432	3,796	(3,425)	(2,990)	(80)%	NM
Noninterest expense (c)	171,589	9,528	43,687	16,518	15,576	NM	NM
Income/(loss) before income taxes	(154,921)	8,257	9,111	12,276	19,958	NM	NM
Provision/(benefit) for income taxes	(41,169)	3,184	3,513	4,734	7,768	NM	NM
Net income/(loss)	$(113,752)	$5,073	$5,598	$7,542	$12,190	NM	NM

Total Consolidated
Net interest income	$156,866	$159,050	$159,541	$156,768	$152,359	(1)%	3%
Noninterest income	129,689	119,598	157,815	126,901	145,730	8%	(11)%
Total revenues	286,555	278,648	317,356	283,669	298,089	3%	(4)%
Provision for loan losses	5,000	6,000	6,000	5,000	10,000	(17)%	(50)%
Noninterest expense	376,221	207,309	244,016	163,162	218,044	81%	73%
Income/(loss) before income taxes	(94,666)	65,339	67,340	115,507	70,045	NM	NM
Provision/(benefit) for income taxes	(22,261)	13,699	16,842	33,578	20,066	NM	NM
Net income/(loss)	$(72,405)	$51,640	$50,498	$81,929	$49,979	NM	NM

Certain previously reported amounts have been reclassified to agree with current presentation.

NM - Not meaningful

*	Amount is less than one percent.
(a)	2Q14 includes $47.1 million related to agreements with insurance companies for the recovery of expenses FHN incurred in connection with the Sentinel litigation matter which was settled in 2011.
(b)	3Q14 includes $39.7 million of gains on the sales of HFS mortgage loans.
(c)	1Q15 includes $162.5 million of loss accruals related to an AIP to settle potential claims related to FHN’s underwriting and origination of FHA-insured mortgage loans; 3Q14 includes $50.0 million of loss accruals related to legal matters, partially offset by $15.0 million of expense reversals related to agreements with insurance companies for the recovery of expenses FHN incurred related to litigation losses in previous periods.

FHN REGIONAL BANKING

Quarterly, Unaudited

						1Q15 Changes vs.
	1Q15	4Q14	3Q14	2Q14	1Q14	4Q14	1Q14

Income Statement (thousands)
Net interest income	$154,409	$157,557	$153,868	$148,675	$142,026	(2)%	9%
Provision for loan losses	4,915	5,568	2,204	8,425	12,990	(12)%	(62)%
Noninterest income:
NSF / Overdraft fees (a)	9,144	11,619	11,425	10,636	9,156	(21)%	*
Cash management fees	8,878	8,719	8,522	8,537	8,916	2%	*
Debit card income	3,064	3,117	2,945	2,934	2,655	(2)%	15%
Other	4,537	4,655	4,705	4,850	4,864	(3)%	(7)%
Total deposit transactions and cash management	25,623	28,110	27,597	26,957	25,591	(9)%	*
Brokerage, management fees and commissions	11,399	11,647	12,333	12,844	12,276	(2)%	(7)%
Trust services and investment management	6,713	6,960	6,794	7,325	6,760	(4)%	(1)%
Bankcard income (b)	4,915	5,469	5,224	7,648	4,255	(10)%	16%
Other service charges	2,422	2,395	2,630	2,628	2,356	1%	3%
Miscellaneous revenue	9,132	9,750	9,577	8,825	8,754	(6)%	4%
Total noninterest income	60,204	64,331	64,155	66,227	59,992	(6)%	*
Noninterest expense:
Employee compensation, incentives, and benefits	48,272	46,175	46,259	46,055	44,945	5%	7%
Other	87,508	91,371	89,644	86,941	87,598	(4)%	*
Total noninterest expense	135,780	137,546	135,903	132,996	132,543	(1)%	2%
Income before income taxes	$73,918	$78,774	$79,916	$73,481	$56,485	(6)%	31%
PPNR (Non-GAAP) (c)	78,833	84,342	82,120	81,906	69,475	(7)%	13%
Efficiency ratio (d)	63.27%	61.99%	62.33%	61.89%	65.61%

Balance Sheet (millions)
Average loans	$13,513	$13,129	$12,886	$12,372	$11,897	3%	14%
Average other earning assets	48	52	63	57	50	(8)%	(4)%
Total average earning assets	13,561	13,181	12,949	12,429	11,947	3%	14%
Average core deposits	16,263	15,335	14,639	14,808	14,857	6%	9%
Average other deposits	423	452	464	513	546	(6)%	(23)%
Total average deposits	16,686	15,787	15,103	15,321	15,403	6%	8%
Total period-end deposits	17,240	16,373	15,119	15,418	15,723	5%	10%
Total period-end assets	14,894	14,350	13,695	13,700	12,889	4%	16%
Net interest margin (e)	4.68%	4.78%	4.74%	4.82%	4.84%
Net interest spread	3.37	3.36	3.41	3.46	3.41
Loan yield	3.51	3.50	3.56	3.63	3.61
Deposit average yield	0.14	0.14	0.15	0.17	0.20

Key Statistics
Financial center locations (f)	178	178	172	172	172	*	3%

Certain previously reported amounts have been reclassified to agree with current presentation.

* Amount is less than one percent.

(a)	1Q15 and 1Q14 levels primarily attributable to seasonality in NSF fees.
(b)	2Q14 includes $2.8 million of Visa volume incentives.
(c)	Pre-tax, pre-provision, net revenue is a Non-GAAP number and is calculated by adding the provision/(provision credit) for loan losses (GAAP) to Income before income taxes (GAAP).
(d)	Noninterest expense divided by total revenue.
(e)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
(f)	4Q14 increase related to the acquisition of bank branches.

FHN CAPITAL MARKETS

Quarterly, Unaudited

						1Q15 Changes vs.
	1Q15	4Q14	3Q14	2Q14	1Q14	4Q14		1Q14

Income Statement (thousands)
Net interest income	$4,323	$3,675	$2,950	$2,587	$3,476	18%		24%
Noninterest income:
Fixed income	53,510	39,030	41,216	40,457	49,614	37%		8%
Other	8,055	9,476	8,680	7,107	7,145	(15	) %	13%
Total noninterest income	61,565	48,506	49,896	47,564	56,759	27%		8%
Noninterest expense (a)	54,683	46,218	47,915	116	52,598	18%		4%
Income before income taxes	$11,205	$5,963	$4,931	$50,035	$7,637	88%		47%

Efficiency ratio (b)	82.99%	88.57%	90.67%	NM	87.32%
Fixed income average daily revenue	$877	$630	$644	$642	$813	39%		8%
Balance Sheet (millions)
Average trading inventory	$1,366	$1,177	$1,054	$1,112	$1,102	16%		24%
Average other earning assets	781	677	648	668	628	15%		24%
Total average earning assets	2,147	1,854	1,702	1,780	1,730	16%		24%
Total period-end assets	2,808	2,138	2,338	2,197	2,095	31%		34%
Net interest margin (c)	0.83%	0.85%	0.75%	0.61%	0.82%

Certain previously reported amounts have been reclassified to agree with current presentation.

NM - Not meaningful

(a)	2Q14 includes $47.1 million related to agreements with insurance companies for the recovery of expenses FHN incurred in connection with the Sentinel litigation matter which was settled in 2011.
(b)	Noninterest expense divided by total revenue.
(c)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.

FHN CORPORATE

Quarterly, Unaudited

						1Q15 Changes vs.
	1Q15	4Q14	3Q14	2Q14	1Q14	4Q14	1Q14

Income Statement (thousands)
Net interest income/(expense)	$(16,084)	$(18,038)	$(14,246)	$(11,968)	$(9,923)	11%	(62)%
Noninterest income excluding securities gains/(losses)	5,109	4,400	4,005	5,139	7,558	16%	(32)%
Securities gains/(losses), net (a)	276	-	134	76	5,657	NM	(95)%
Noninterest expense	14,169	14,017	16,511	13,532	17,327	1%	(18)%
Loss before income taxes	$(24,868)	$(27,655)	$(26,618)	$(20,285)	$(14,035)	10%	(77)%

Average Balance Sheet (millions)
Average loans	$138	$148	$153	$159	$169	(7)%	(18)%
Total earning assets	$5,162	$4,703	$3,999	$4,082	$4,617	10%	12%
Net interest margin (b)	(1.28)%	(1.40)%	(1.25)%	(1.04)%	(0.81)%

Certain previously reported amounts have been reclassified to agree with current presentation.

NM - Not meaningful

(a)	1Q14 includes a gain of $5.6 million on the sale of cost method investments.
(b)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.

FHN NON-STRATEGIC

Quarterly, Unaudited

						1Q15 Changes vs.
	1Q15	4Q14	3Q14	2Q14	1Q14	4Q14	1Q14

Income Statement (thousands)
Net interest income	$14,218	$15,856	$16,969	$17,474	$16,780	(10)%	(15)%
Noninterest income:
Mortgage warehouse valuation (a)	1,228	1,240	41,287	8,213	1,045	(1)%	18%
Miscellaneous revenue (b)	1,307	1,121	(667)	1,682	14,719	17%	(91)%
Total noninterest income excluding securities gains/(losses)	2,535	2,361	40,620	9,895	15,764	7%	(84)%
Securities gains/(losses), net	-	-	(995)	(2,000)	-	NM	NM
Noninterest expense:
Repurchase and foreclosure provision (c)	-	-	(4,300)	-	-	NM	NM
Other expenses (d)	171,589	9,528	47,987	16,518	15,576	NM	NM
Total noninterest expense	171,589	9,528	43,687	16,518	15,576	NM	NM
Provision/(provision credit) for loan losses	85	432	3,796	(3,425)	(2,990)	(80)%	NM
Income/(loss) before income taxes	$(154,921)	$8,257	$9,111	$12,276	$19,958	NM	NM

Average Balance Sheet (millions)
Loans	$2,472	$2,592	$2,724	$2,851	$2,993	(5)%	(17)%
Loans held-for-sale (e)	120	125	298	335	344	(4)%	(65)%
Trading securities	5	6	6	7	7	(17)%	(29)%
Allowance for loan losses	(105)	(110)	(111)	(117)	(126)	(5)%	(17)%
Other assets	63	72	78	102	186	(13)%	(66)%
Total assets	2,555	2,685	2,995	3,178	3,404	(5)%	(25)%
Net interest margin (f)	2.19%	2.32%	2.23%	2.18%	2.01%
Efficiency ratio (g)	NM	52.30%	75.86%	60.35%	47.86%

Mortgage Warehouse - Period-end (millions)
Ending warehouse balance (loans held-for-sale) (e)	$108	$115	$120	$330	$332	(6)%	(67)%
Key Servicing Metric
Ending servicing portfolio (millions) (h)	$966	$1,013	$1,090	$1,456	$1,679	(5)%	(42)%

Certain previously reported amounts have been reclassified to agree with current presentation.

NM - Not meaningful

(a)	3Q14 includes $39.7 million of gains on the sale of HFS mortgage loans; 2Q14 fair value adjustments reflect new information on market pricing for similar assets primarily related to the non-performing portion of the held-for-sale portfolio.
(b)	1Q14 includes the receipt of previously unrecognized servicing fees in conjunction with transfers of servicing in 1Q14.
(c)	3Q14 expense reversal associated with the settlement of certain repurchase claims.
(d)	1Q15 includes $162.5 million of loss accruals related to an AIP to settle potential claims related to FHN’s underwriting and origination of FHA-insured mortgage loans; 3Q14 includes $50.0 million of loss accruals related to legal matters, partially offset by $15.0 million of expense reversals associated with agreements with insurance companies for the recovery of expenses FHN incurred related to litigation losses in previous periods.
(e)	4Q14 and 3Q14 decreases relate to the sale of mortgage loans HFS late in third quarter.
(f)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
(g)	Noninterest expense divided by total revenue excluding securities gains/(losses).
(h)	Includes mortgage loans serviced from FHN’s legacy mortgage banking business, legacy equity lending serviced for others, and mortgage loans in portfolio and warehouse.

FHN ASSET QUALITY: CONSOLIDATED

Quarterly, Unaudited

											1Q15 Changes vs.
(Thousands)	1Q15		4Q14		3Q14		2Q14		1Q14		4Q14	1Q14

Allowance for Loan Losses Walk-Forward
Beginning reserve	$232,448		$238,641		$243,628		$247,246		$253,809		(3)%	(8)%
Provision	5,000		6,000		6,000		5,000		10,000		(17)%	(50)%
Charge-offs	(17,999)		(23,306)		(23,684)		(18,764)		(24,692)		(23)%	(27)%
Recoveries	8,879		11,113		12,697		10,146		8,129		(20)%	9%
Ending balance	$228,328		$232,448		$238,641		$243,628		$247,246		(2)%	(8)%
Reserve for unfunded commitments	4,135		4,770		2,313		2,209		2,882		(13)%	43%
Total allowance for loan losses plus reserve for unfunded commitments	$232,463		$237,218		$240,954		$245,837		$250,128		(2)%	(7)%

Allowance for Loan Losses
Regional Banking	$125,982		$126,812		$127,873		$131,801		$128,234		(1)%	(2)%
Non-Strategic	102,346		105,636		110,768		111,827		119,012		(3)%	(14)%
Corporate (a)	NM		NM		NM		NM		NM		NM	NM
Total allowance for loan losses	$228,328		$232,448		$238,641		$243,628		$247,246		(2)%	(8)%

Nonperforming Assets
Regional Banking
Nonperforming loans	$63,620		$64,654		$70,805		$89,191		$83,275		(2)%	(24)%
Foreclosed real estate (b)	19,704		20,451		25,404		26,598		27,705		(4)%	(29)%
Total Regional Banking	$83,324		$85,105		$96,209		$115,789		$110,980		(2)%	(25)%
Non-Strategic
Nonperforming loans (c)	$133,804		$135,740		$139,038		$138,789		$153,972		(1)%	(13)%
Nonperforming loans held-for-sale after fair value adjustments (d)	6,888		7,643		7,931		69,184		61,631		(10)%	(89)%
Foreclosed real estate (b)	9,977		9,979		9,857		12,183		15,265		*	(35)%
Total Non-Strategic	$150,669		$153,362		$156,826		$220,156		$230,868		(2)%	(35)%
Corporate
Nonperforming loans	$2,805		$3,045		$3,903		$3,636		$3,672		(8)%	(24)%
Total nonperforming assets	$236,798		$241,512		$256,938		$339,581		$345,520		(2)%	(31)%

Net Charge-Offs
Regional Banking	$5,745		$6,629		$6,132		$4,858		$5,783		(13)%	(1)%
Non-Strategic	3,375		5,564		4,855		3,760		10,780		(39)%	(69)%
Total net charge-offs	$9,120		$12,193		$10,987		$8,618		$16,563		(25)%	(45)%

Consolidated Key Ratios (e)
NPL %	1.20%		1.25%		1.35%		1.47%		1.59%
NPA %	1.37		1.44		1.57		1.71		1.87
Net charge-offs %	0.23		0.30		0.28		0.22		0.45
Allowance / loans	1.36		1.43		1.51		1.54		1.64
Allowance / NPL	1.14	x	1.14	x	1.12	x	1.05	x	1.03	x
Allowance / NPA	0.99	x	0.99	x	0.96	x	0.90	x	0.87	x
Allowance / charge-offs	6.17	x	4.81	x	5.47	x	7.05	x	3.68	x

Other
Loans past due 90 days or more (f)	$46,889		$50,699		$57,786		$68,369		$63,747		(8)%	(26)%
Guaranteed portion (f)	18,552		24,036		27,020		32,782		35,063		(23)%	(47)%
Foreclosed real estate from government insured loans	10,096		9,492		12,735		18,771		23,065		6%	(56)%
Period-end loans, net of unearned income (millions)	16,732		16,230		15,812		15,796		15,119		3%	11%

NM - Not meaningful

* Amount is less than one percent.

(a)	The valuation adjustment taken upon exercise of clean-up calls included expected losses.
(b)	Excludes foreclosed real estate from government-insured mortgages.
(c)	2Q14 decrease is primarily related to a TRUPS sale.
(d)	3Q14 decrease is related to the sale of held-for-sale mortgage loans.
(e)	See Glossary of Terms for definitions of Consolidated Key Ratios.
(f)	Includes loans held-for-sale.

FHN ASSET QUALITY: CONSOLIDATED

Quarterly, Unaudited

											1Q15 Changes vs.
	1Q15		4Q14		3Q14		2Q14		1Q14		4Q14	1Q14

Key Portfolio Details
C&I
Period-end loans ($ millions)	$9,638		$9,007		$8,477		$8,403		$7,753		7%	24%
30+ Delinq. % (a)	0.07%		0.05%		0.10%		0.19%		0.27%
NPL %	0.35		0.36		0.49		0.58		0.68
Charge-offs % (qtr. annualized)	0.07		0.19		NM		0.20		0.22
Allowance / loans %	0.70%		0.74%		0.82%		0.82%		0.94%
Allowance / charge-offs	10.41	x	4.05	x	NM		4.35	x	4.27	x

Commercial Real Estate
Period-end loans ($ millions)	$1,321		$1,278		$1,278		$1,232		$1,152		3%	15%
30+ Delinq. % (a)	0.33%		0.14%		0.33%		1.10%		1.61%
NPL %	1.01		1.20		1.11		1.14		1.30
Charge-offs % (qtr. annualized)	0.03		NM		0.47		NM		0.12
Allowance / loans %	1.34%		1.45%		1.21%		1.28%		1.35%
Allowance / charge-offs	45.39	x	NM		2.64	x	NM		10.97	x

Consumer Real Estate
Period-end loans ($ millions)	$4,923		$5,048		$5,131		$5,219		$5,258		(2)%	(6)%
30+ Delinq. % (a)	0.98%		1.10%		1.04%		0.93%		1.01%
NPL %	2.43		2.39		2.41		2.51		2.51
Charge-offs % (qtr. annualized)	0.31		0.38		0.60		0.20		0.56
Allowance / loans %	2.22%		2.24%		2.31%		2.26%		2.35%
Allowance / charge-offs	7.06	x	5.85	x	3.83	x	11.30	x	4.17	x

Permanent Mortgage
Period-end loans ($ millions)	$512		$539		$573		$594		$622		(5)%	(18)%
30+ Delinq. % (a)	2.76%		1.72%		2.73%		1.71%		1.44%
NPL %	6.43		6.32		5.93		6.23		6.46
Charge-offs % (qtr. annualized)	0.44		1.00		0.25		0.12		1.04
Allowance / loans %	3.94%		3.55%		3.53%		3.99%		3.62%
Allowance / charge-offs	8.80	x	3.46	x	14.17	x	31.85	x	3.39	x

Credit Card and Other
Period-end loans ($ millions)	$338		$358		$353		$348		$334		(6)%	1%
30+ Delinq. % (a)	1.20%		1.42%		1.44%		1.39%		1.30%
NPL %	0.22		0.21		0.20		0.39		0.42
Charge-offs % (qtr. annualized)	3.51		3.33		3.19		3.35		3.71
Allowance / loans %	4.01%		4.11%		4.17%		5.01%		3.91%
Allowance / charge-offs	1.10	x	1.24	x	1.31	x	1.51	x	1.05	x

NM - Not meaningful

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

FHN ASSET QUALITY: REGIONAL BANKING

Quarterly, Unaudited

											1Q15 Changes vs.
	1Q15		4Q14		3Q14		2Q14		1Q14		4Q14	1Q14
Total Regional Banking
Period-end loans ($ millions)	$14,200		$13,568		$13,002		$12,853		$12,042		5%	18%
30+ Delinq. % (a)	0.24%		0.22%		0.29%		0.43%		0.52%
NPL %	0.45		0.48		0.54		0.69		0.69
Charge-offs % (qtr. annualized)	0.17		0.20		0.19		0.16		0.20
Allowance / loans %	0.89%		0.93%		0.98%		1.03%		1.06%
Allowance / charge-offs	5.41	x	4.82	x	5.26	x	6.76	x	5.47	x

Key Portfolio Details
C&I
Period-end loans ($ millions)	$9,185		$8,553		$8,022		$7,947		$7,287		7%	26%
30+ Delinq. % (a)	0.07%		0.05%		0.09%		0.20%		0.26%
NPL %	0.24		0.24		0.37		0.57		0.55
Charge-offs % (qtr. annualized)	0.08		0.21		NM		0.09		0.07
Allowance / loans %	0.68%		0.72%		0.81%		0.84%		0.93%
Allowance / charge-offs	9.42	x	3.62	x	NM		10.12	x	13.74	x

Commercial Real Estate
Period-end loans ($ millions)	$1,320		$1,273		$1,274		$1,226		$1,145		4%	15%
30+ Delinq. % (a) (b)	0.32%		0.14%		0.33%		1.10%		1.62%
NPL %	1.00		1.14		1.04		1.06		1.05
Charge-offs % (qtr. annualized)	0.03		NM		0.49		NM		0.10
Allowance / loans %	1.33%		1.43%		1.18%		1.25%		1.31%
Allowance / charge-offs	52.33	x	NM		2.46	x	NM		13.38	x

Consumer Real Estate
Period-end loans ($ millions)	$3,358		$3,385		$3,356		$3,334		$3,280		(1)%	2%
30+ Delinq. % (a)	0.55%		0.57%		0.61%		0.64%		0.62%
NPL %	0.84		0.86		0.83		0.90		0.92
Charge-offs % (qtr. annualized)	0.15		0.11		0.39		0.18		0.18
Allowance / loans %	0.97%		0.95%		0.99%		0.97%		0.99%
Allowance / charge-offs	6.45	x	8.55	x	2.55	x	5.32	x	5.42	x

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$337		$357		$351		$346		$330		(6)%	2%
30+ Delinq. % (a)	1.29%		1.51%		1.49%		1.43%		1.38%
NPL %	0.15		0.14		0.15		0.14		0.27
Charge-offs % (qtr. annualized)	3.22		3.00		3.01		3.05		3.43
Allowance / loans %	3.88%		4.06%		4.07%		4.98%		3.91%
Allowance / charge-offs	1.16	x	1.36	x	1.36	x	1.64	x	1.13	x

ASSET QUALITY: CORPORATE

Permanent Mortgage
Period-end loans ($ millions)	$123		$136		$147		$155		$164		(10)%	(25)%
30+ Delinq. % (a)	3.41%		2.32%		2.24%		1.91%		1.83%
NPL %	2.29		2.25		2.65		2.34		2.24
Charge-offs % (qtr. annualized)	NM		NM		NM		NM		NM
Allowance / loans %	NM		NM		NM		NM		NM
Allowance / charge-offs	NM		NM		NM		NM		NM

NM - Not meaningful

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b)	1Q15 increase was primarily driven by one relationship

FHN ASSET QUALITY: NON-STRATEGIC

Quarterly, Unaudited

											1Q15 Changes vs.
	1Q15		4Q14		3Q14		2Q14		1Q14		4Q14	1Q14

Total Non-Strategic
Period-end loans ($ millions)	$2,409		$2,527		$2,663		$2,788		$2,913		(5)%	(17)%
30+ Delinq. % (a)	1.67%		1.67%		1.73%		1.24%		1.38%
NPL % (b)	5.55		5.37		5.22		4.98		5.28
Charge-offs % (qtr. annualized)	0.55		0.85		0.71		0.53		1.46
Allowance / loans %	4.25%		4.18%		4.16%		4.01%		4.08%
Allowance / charge-offs	7.48	x	4.79	x	5.75	x	7.41	x	2.72	x

Key Portfolio Details
C&I
Period-end loans ($ millions)	$453		$454		$456		$456		$466		*	(3)%
30+ Delinq. % (a)	0.08%		0.05%		0.23%		0.02%		0.43%
NPL % (b)	2.68		2.64		2.64		0.58		2.64
Charge-offs % (qtr. annualized)	NM		NM		NM		1.99		2.48
Allowance / loans %	1.09%		1.10%		1.01%		0.38%		1.02%
Allowance / charge-offs	NM		NM		NM		0.19	x	0.39	x

Commercial Real Estate
Period-end loans ($ millions)	$1		$5		$5		$5		$7		(80)%	(86)%
30+ Delinq. % (a)	14.87%		-%		-%		-%		-%
NPL %	18.31		17.47		20.01		19.34		40.93
Charge-offs % (qtr. annualized)	2.64		6.91		NM		NM		3.46
Allowance / loans %	8.22%		9.25%		9.36%		9.41%		7.43%
Allowance / charge-offs	1.06	x	1.27	x	NM		NM		1.80	x

Consumer Real Estate
Period-end loans ($ millions)	$1,565		$1,663		$1,775		$1,885		$1,978		(6)%	(21)%
30+ Delinq. % (a)	1.92%		2.17%		1.84%		1.45%		1.65%
NPL %	5.83		5.51		5.40		5.35		5.14
Charge-offs % (qtr. annualized)	0.64		0.91		0.98		0.23		1.17
Allowance / loans %	4.90%		4.86%		4.79%		4.54%		4.60%
Allowance / charge-offs	7.36	x	5.19	x	4.76	x	19.65	x	3.86	x

Permanent Mortgage
Period-end loans ($ millions)	$379		$393		$415		$427		$446		(4)%	(15)%
30+ Delinq. % (a)	2.50%		1.40%		2.88%		1.59%		1.21%
NPL %	7.82		7.78		7.13		7.71		7.99
Charge-offs % (qtr. annualized)	0.59		1.44		0.29		0.15		1.46
Allowance / loans %	5.32%		4.83%		4.84%		5.52%		5.00%
Allowance / charge-offs	8.82	x	3.30	x	16.57	x	35.18	x	3.36	x

Other Consumer
Period-end loans ($ millions)	$11		$12		$12		$15		$16		(8)%	(31)%
30+ Delinq. % (a)	1.40%		2.48%		2.24%		1.79%		1.95%
NPL %	6.66		6.22		5.38		9.16		9.03
Charge-offs % (qtr. annualized)	9.24		8.21		6.74		7.81		6.83
Allowance / loans %	4.69%		3.43%		4.48%		2.94%		2.12%
Allowance / charge-offs	0.49	x	0.41	x	0.63	x	0.36	x	0.30	x

NM - Not meaningful

*	Amount is less than one percent.
(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b)	3Q14 increase related to interest deferral elected by an insurance TRUPS; 2Q14 NPL decrease related to TRUPS sales.

FHN: PORTFOLIO METRICS

Unaudited

C&I Portfolio: $9.6 Billion (57.6% of Total Loans) as of March 31, 2015

% OS
General Corporate, Commercial, and Business Banking Loans	78%
Loans to Mortgage Companies	17%
Trust Preferred Loans	4%
Bank Holding Company Loans	1%

Consumer Real Estate (primarily Home Equity) Portfolio: $4.9 Billion (29.4% of Total Loans)

Origination LTV and FICO for Portfolio as of March 31, 2015	Loan-to-Value
(excludes whole loan insurance)	<=60%	>60% - <=80%	>80% - 90%	>90%
FICO score greater than or equal to 740	11%	23%	17%	9%
FICO score 720-739	2%	4%	4%	3%
FICO score 700-719	1%	3%	4%	2%
FICO score 660-699	1%	4%	3%	3%
FICO score 620-659	1%	1%	1%	1%
FICO score less than 620	-%	1%	-%	1%

Origination LTV and FICO for Portfolio - Regional Bank as of March 31, 2015	Loan-to-Value
(excludes whole loan insurance)	<=60%	>60% - <=80%	>80% - 90%	>90%
FICO score greater than or equal to 740	12%	24%	18%	11%
FICO score 720-739	1%	4%	4%	3%
FICO score 700-719	1%	3%	2%	2%
FICO score 660-699	1%	3%	3%	2%
FICO score 620-659	1%	1%	1%	1%
FICO score less than 620	-%	1%	-%	1%

Origination LTV and FICO for Portfolio - Non-Strategic as of March 31, 2015	Loan-to-Value
(excludes whole loan insurance)	<=60%	>60% - <=80%	>80% - 90%	>90%
FICO score greater than or equal to 740	8%	21%	15%	5%
FICO score 720-739	2%	6%	6%	2%
FICO score 700-719	2%	6%	6%	2%
FICO score 660-699	2%	5%	4%	3%
FICO score 620-659	-%	1%	1%	1%
FICO score less than 620	-%	-%	-%	2%

Consumer Real Estate Portfolio Detail:

		Origination Characteristics
Vintage	Balances ($B)	W/A Age (mo.)	CLTV	FICO	% TN	% 1st lien
pre-2003	$0.1	158	78%	702	42%	30%
2003	$0.1	141	77%	718	30%	36%
2004	$0.3	128	80%	720	19%	27%
2005	$0.5	116	81%	728	16%	16%
2006	$0.5	105	79%	732	22%	18%
2007	$0.5	93	81%	737	26%	19%
2008	$0.2	82	75%	745	72%	50%
2009	$0.1	70	72%	748	87%	57%
2010	$0.2	56	80%	750	91%	73%
2011	$0.4	44	77%	759	89%	86%
2012	$0.7	33	77%	763	90%	91%
2013	$0.6	22	78%	756	86%	85%
2014	$0.6	9	81%	757	86%	89%
2015	$0.1	1	77%	757	86%	91%
Total	$4.9	66	79%	745	60%	57%

(a)	745 average portfolio origination FICO; 739 weighted average portfolio FICO (refreshed).

FHN NON-GAAP TO GAAP RECONCILIATION

Quarterly, Unaudited

(Dollars and shares in thousands, except per share data)	1Q15	4Q14	3Q14	2Q14	1Q14
Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$2,499,257	$2,581,590	$2,614,908	$2,621,462	$2,541,792
Less: Noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Preferred stock	95,624	95,624	95,624	95,624	95,624
(B) Total common equity	$2,108,202	$2,190,535	$2,223,853	$2,230,407	$2,150,737
Less: Intangible assets (GAAP) (b)	174,152	175,450	160,987	161,968	162,950
(C) Tangible common equity (Non-GAAP)	$1,934,050	$2,015,085	$2,062,866	$2,068,439	$1,987,787

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$25,715,888	$25,668,187	$23,985,691	$24,224,532	$23,946,116
Less: Intangible assets (GAAP) (b)	174,152	175,450	160,987	161,968	162,950
(E) Tangible assets (Non-GAAP)	$25,541,736	$25,492,737	$23,824,704	$24,062,564	$23,783,166

Period-end Shares Outstanding
(F) Period-end shares outstanding	233,499	234,220	235,249	237,147	236,586

Tier 1 Common (Non-GAAP)
(G) Tier 1 capital (c) (d)	$2,452,075	$2,813,503	$2,783,147	$2,751,933	$2,666,486
Less: Noncontrolling interest - FTBNA preferred stock (a) (e)	N/A	294,816	294,816	294,816	294,816
Less: Preferred Stock	N/A	95,624	95,624	95,624	95,624
Less: Trust preferred (f)	N/A	200,000	200,000	200,000	200,000
(H) Tier 1 common (Non-GAAP)	N/A	$2,223,063	$2,192,707	$2,161,493	$2,076,046

Risk Weighted Assets
(I) Risk weighted assets (c) (d)	$20,795,400	$19,452,656	$19,238,109	$19,400,096	$18,694,719

Ratios
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	7.57%	7.90%	8.66%	8.60%	8.36%
(A)/(D) Total equity to total assets (GAAP)	9.72%	10.06%	10.90%	10.82%	10.61%
(C)/(F) Tangible book value per common share (Non-GAAP)	$8.28	$8.60	$8.77	$8.72	$8.40
(B)/(F) Book value per common share (GAAP)	$9.03	$9.35	$9.45	$9.41	$9.09
(H)/(I) Tier 1 common to risk weighted assets (Non-GAAP) (c)	N/A	11.43%	11.40%	11.14%	11.10%
(G)/(D) Tier 1 capital to total assets (GAAP) (c)	9.54%	10.96%	11.60%	11.36%	11.14%

Net Income Available to Common Shareholders Excluding Litigation Charges (Non-GAAP)
Income/(loss) before income taxes (GAAP)	$(94,666)
Less: Litigation and regulatory matters expense (GAAP)	(162,500)
Adjusted income/(loss) before income taxes (Non-GAAP)	67,834
Adjusted provision/(benefit) for income taxes (Non-GAAP) (g)	21,754
Adjusted net income/(loss) (Non-GAAP)	46,080
Net income attributable to noncontrolling interest (GAAP)	2,758
Preferred stock dividends (GAAP)	1,550
Adjusted net income/(loss) available to common shareholders (Non-GAAP)	$41,772
Adjusted diluted shares (thousands) (Non-GAAP) (h)	235,120
Adjusted diluted EPS (Non-GAAP)	$0.18

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Included in Total equity on the Consolidated Balance Sheet.
(b)	Includes goodwill and other intangible assets, net of amortization.
(c)	Current quarter is an estimate and reflects revisions to regulatory capital definitions under the new Basel III risk-based capital rules as phased-in.
(d)	Defined by and calculated in conformity with bank regulations.
(e)	Represents FTBNA preferred stock included in noncontrolling interest.
(f)	Included in Term borrowings on the Consolidated Balance Sheet.
(g)	Calculated using an effective tax rate of 32.07 percent.
(h)	Because FHN recognized a net loss available to common shareholders in first quarter 2015, potentially issuable shares are excluded from diluted shares because they are antidilutive. Excluding the litigation charge, FHN would have recognized net income available to common shareholders. As a result, adjusted shares are presented in order to include the dilute impact of potentially issuable shares.

FHN GLOSSARY OF TERMS

Average Assets for Leverage: The amount of assets a company uses to calculate the leverage ratio, which includes average total assets less disallowed portions of goodwill, other intangibles, and deferred tax assets, as well as certain other regulatory adjustments made to Tier 1 capital.

Common Equity Tier 1: A measure of a company’s capital position under U.S. Basel III capital rules first applicable to FHN in 2015, which includes common equity less goodwill, other intangibles and certain other required regulatory deductions as defined in those rules. Common Equity Tier 1 capital under U.S. Basel III in 2015 is not the same as the non-regulatory Tier 1 Common capital commonly used prior to 2015; comparisons between the two are not meaningful.

Core Businesses: Management considers regional banking, capital markets, and corporate as FHN’s core businesses. Non-strategic has significant legacy assets and operations that are being wound down.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, reduced by goodwill, certain other intangible assets, the disallowable portion of mortgage servicing rights and other disallowed assets divided by risk-adjusted assets. The components of Tier 1 capital, including the risk-adjustment of assets, changed significantly for FHN beginning in 2015 so that comparisons of a Tier 1 capital ratio after 2014 with a ratio prior to 2015 may not be meaningful.

Tier 1 Common: A measure of a company’s capital position associated with U.S. capital rules applicable to FHN prior to 2015, which includes Tier 1 capital as then defined less preferred stock amounts.

Troubled Debt Restructuring (“TDR”): A restructuring of debt whereby a creditor for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider. Such concession is granted in an attempt to protect as much of the creditor’s investment as possible by increasing the probability of repayment.

Key Ratios

Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Fee Income to Total Revenue: Ratio is fee income excluding securities gains/(losses) to total revenue excluding securities gains/(losses).

Efficiency Ratio: Ratio is noninterest expense to total revenue excluding securities gains/(losses).

Asset Quality - Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period-end loans.

NPA %: Ratio is nonperforming assets related to the loan portfolio to total period-end loans plus foreclosed real estate and other assets.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans.

Allowance / loans: Ratio is allowance for loan losses to total period-end loans.

Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.

Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.